DATED MAY 13, 2015

NOVATION AGREEMENT relating to Royalty Bearing Licence Agreement and Supply Agreement re Erwinia-Derived Asparaginase

THIS NOVATION AGREEMENT is dated May 13, 2015
BETWEEN:

(1)	EUSA PHARMA SAS whose registered address is Les Jardins D'Ecole, allee des sequoias F69760, Limonest, France ("EUSA");

(2)	THE SECRETARY OF STATE FOR HEALTH acting through PUBLIC HEALTH ENGLAND with offices at Porton Down, Salisbury, Wiltshire SP4 0JG (“PHE"); and

(3)	PORTON BIOPHARMA LIMITED (Company Number 9331560) having its registered office at Manor Farm Road, Porton, Salisbury, Wiltshire SP4 0JG (“PBL”).
WHEREAS:

(A)
This Novation Agreement is supplemental to a Contract made between OPi SA and the Health Protection Agency having the title "Royalty Bearing Licence Agreement and Supply Agreement re Erwinia-Derived Asparaginase" dated 22 July 2005 ("Contract").

(B)	OPi SA subsequently changed its name to EUSA Pharma SAS.

(C)	On 1 April 2013, the HPA became part of Public Health England, a new executive agency of the Department of Health. PHE is thus now the party to the Contract in place of HPA.

(D)
The business, assets, resources and staff of PHE utilised in the performance of its obligations under the Contract are being transferred to PBL and upon completion on April 1, 2015 (the "Effective Date"), for the purposes of the Contract, PBL has taken over the rights and obligations of HPA/PHE in respect of the Contract.

(E)	PHE wishes to be released and discharged from the Contract and EUSA agrees to release and discharge PHE upon the terms of this Novation Agreement.
IT IS AGREED as follows:

1.	NOVATION

1.1	On and with effect from the Effective Date, subject to Clause 2 and in consideration of each party accepting the obligations herein:

1.1.1
PBL assumes all and any of the obligations and liabilities whatsoever of PHE to EUSA , and shall be assigned any and all of the rights whatsoever, under or arising from the Contract in every way as if PBL is a party to the Contract in place of PHE.

1.1.2	EUSA releases and discharges PHE from all and any of its obligations and liabilities whatsoever to EUSA under or arising from the Contract.

1.1.3
EUSA is and shall be bound, for the benefit of PBL, by all of its obligations and liabilities under or arising from the Contract (to the extent that such obligations and/or liabilities have not been fully and properly discharged prior to the Effective Date) in every way as if PBL had originally been a party to the Contract in place of PHE.

1.1.4
PBL is and shall be bound, for the benefit of EUSA, by all of its obligations and liabilities under or arising from the Contract (to the extent that such obligations and/or liabilities have not been fully and properly discharged prior to the Effective Date) in every way as if PBL had originally been a party to the Contract in place of PHE.

1.1.5	PHE releases and discharges EUSA from all and any of its obligations and liabilities whatsoever to PHE under or arising from the Contract.

2.	OUTSTANDING OBLIGATIONS AT THE EFFECTIVE DATE

2.1	The parties to this Novation Agreement acknowledge and agree that:

2.1.1
any obligations of EUSA pursuant to the terms of the Contract which remained undischarged at the Effective Date shall not be deemed to be waived by PBL by virtue of the novation of the Contract pursuant to the terms of this Novation Agreement, but shall be performed by EUSA in accordance with Clause 1.1.3.

2.1.2
any obligations of PHE pursuant to the terms of the Contract which remained undischarged at the Effective Date shall not be deemed to be waived by EUSA by virtue of the novation of the Contract pursuant to the terms of this Novation Agreement, but shall be performed by PBL in accordance with Clause 1.1.4.

2.2
Nothing in this Novation Agreement shall affect or prejudice any obligation, claim or demand whatsoever which either PHE or EUSA may have against each other relating to matters arising prior to the Effective Date.

3.	COUNTERPARTS
This Novation Agreement may be executed in any number of counterparts and by each of the parties on separate counterparts each of which when executed and delivered shall be deemed to be an original, but all the counterparts together shall constitute one and the same agreement.

4.	VARIATION
A variation of this Novation Agreement is valid only if it is in writing and signed by the parties or their duly authorised representative.

5.	THIRD PARTY RIGHTS
A person who is not a Party to this Novation Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce this Novation Agreement.

6.	GOVERNING LAW
This Novation Agreement, the jurisdiction clause contained in it and all non-contractual obligations arising in any way whatsoever out of or in connection with this Novation Agreement are governed by, construed and take effect in accordance with the law of England and Wales.

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7.	JURISDICTION
The courts of England and Wales have exclusive jurisdiction to settle any claim, dispute or matter of difference which may arise in any way whatsoever out of or in connection with this Novation Agreement (including without limitation claims for set‑off or counterclaim) or the legal relationships established by this Novation Agreement.
EXECUTED AS A DEED by or on behalf of the parties on the date which first appears in this Novation Agreement

EXECUTED AS A DEED by a duly authorised representative for and on behalf of EUSA PHARMA SAS a company incorporated in France by Iain McGill, being a person who is, in accordance with the laws of that territory, acting under the authority of the company.
/s/ Iain McGill
EXECUTED AS A DEED by a duly authorised representative for and on behalf of THE SECRETARY OF STATE FOR HEALTH acting through PUBLIC HEALTH ENGLAND in the presence of
_Rebecca Wilson_____________________, ~~a duly authorised representative~~

/s/ Michael Brodie /s/ Rebecca Wilson [Address]
EXECUTED AS A DEED by PORTON BIOPHARMA LIMITED acting by
_____________________________, a director and ______________________________, ~~a director/its secretary~~ OR in the presence of _____________________________

Rebecca Wilson

/s/ Roger Hinton AND /s/ Rebecca Wilson If signed by a witness, the name, address and occupation of such witness: Rebecca Wilson [Address] Consultant

As a partial sublicensee of EUSA Pharma SAS under the Contract, Jazz Pharmaceuticals Ireland Limited hereby acknowledges the Novation Agreement.

JAZZ PHARMACEUTICALS IRELAND LIMITED

By: /s/ Paul Treacy
Name  Paul Treacy
Title: Director